                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                      PACIFIC SUNWEAR OF CALIFORNIA, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                      PACIFIC SUNWEAR OF CALIFORNIA, INC.
                            5200 E. LA PALMA AVENUE
                           ANAHEIM, CALIFORNIA 92807

                                                                  April 17, 2000

Dear Shareholders:

     You are cordially invited to attend the 2000 Annual Meeting of Shareholders of the Company to be held on Wednesday, May 24, 2000, at the principal executive offices of the Company located at 5200 E. La Palma Avenue, Anaheim, California 92807, beginning at 9:00 a.m., local time.

     At this meeting, you are being asked to elect five directors. Greg H. Weaver, Julius Jensen III, Pearson C. Cummin III, Peter L. Harris, and Sally Frame Kasaks are the nominees for election to the Board of Directors for a one-year term. Each of the nominees is currently serving as a director of the Company.

     The members of the Board and management look forward to personally greeting as many shareholders as possible at the meeting. However, whether or not you plan to attend personally, and regardless of the number of shares you own, it is important that your shares be represented.

     Although you presently may plan to attend the Annual Meeting, please complete, sign, date and promptly return the enclosed proxy card. If you do attend the Annual Meeting and wish to vote in person, you may withdraw your proxy at that time.

                                         Sincerely,

                                         /s/ GREG H. WEAVER
                                         Greg H. Weaver
                                         Chairman of the Board and Chief
                                         Executive Officer

                      PACIFIC SUNWEAR OF CALIFORNIA, INC.
                            5200 E. LA PALMA AVENUE
                           ANAHEIM, CALIFORNIA 92807
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 24, 2000

     The Annual Meeting of Shareholders of Pacific Sunwear of California, Inc., a California corporation (the "Company"), will be held at the principal executive offices of the Company located at 5200 E. La Palma Avenue, Anaheim, California 92807, on Wednesday, May 24, 2000, at 9:00 a.m. local time for the following purposes:

     (1) To elect five members of the Board of Directors; and

     (2) To transact such other business as may properly come before the Annual Meeting and at any adjournment thereof.

     Shares represented by properly executed proxies will be voted in accordance with the specifications therein. It is the intention of the Board of Directors that shares represented by proxies, which are not limited to the contrary, will be voted for the election of those directors named in the attached proxy statement.

     The Board of Directors has fixed the close of business on April 10, 2000 as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof.

                                          By Order of the Board of Directors

                                          /S/ CARL W. WOMACK
                                          Carl W. Womack
                                          Sr. Vice President,
                                          Chief Financial Officer and Secretary
Anaheim, California
April 17, 2000
--------------------------------------------------------------------------------

                             YOUR VOTE IS IMPORTANT

   NO MATTER HOW MANY SHARES YOU OWNED ON THE RECORD DATE, PLEASE INDICATE
   YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE, SIGN AND RETURN
   IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN PROMPTLY MAILING IN YOUR PROXY CARD.
--------------------------------------------------------------------------------

                      PACIFIC SUNWEAR OF CALIFORNIA, INC.
                            5200 E. LA PALMA AVENUE
                           ANAHEIM, CALIFORNIA 92807

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 24, 2000
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     The accompanying proxy is being solicited by the Board of Directors of Pacific Sunwear of California, Inc. (the "Company") for use at the Company's Annual Meeting of Shareholders (the "Annual Meeting") to be held on Wednesday, May 24, 2000, at 9:00 a.m. local time at the Company's principal executive offices, 5200 E. La Palma Avenue, Anaheim, California 92807, and at any and all adjournments thereof. This Proxy Statement and the accompanying proxy are being mailed to shareholders on or about April 17, 2000.

                                PROXY PROCEDURES

     All shares represented by each properly executed unrevoked proxy received in time for the Annual Meeting will be voted in the manner specified therein. Any shareholder has the power to revoke his or her proxy at any time before it is voted. A proxy may be revoked by delivering a written notice of revocation to the Secretary of the Company at the Company's principal executive offices, by a subsequent proxy executed by the person executing the prior proxy and presented to the Secretary of the Company at the Annual Meeting, or by attendance at the Annual Meeting and voting in person by the person executing the proxy.

     Votes cast by proxy or in person at the Annual Meeting will be counted by the person appointed by the Company to act as an inspector of election for the meeting. The election inspector will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the shareholders for a vote. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality or of "votes cast."

     The election inspector will treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

     The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally by mail, but directors, officers and regular employees of the Company may solicit proxies personally or by telephone or special letter without any additional compensation. The Company also will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners. The Company may also engage a proxy solicitation company in connection with the Annual Meeting for a fee which is not expected to exceed $10,000 plus out-of-pocket expenses. The mailing address of the Company's principal executive offices is 5200 E. La Palma Avenue, Anaheim, California 92807.

          SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     On April 10, 2000, the record date with respect to this solicitation for determining shareholders entitled to notice of and to vote at the Annual Meeting, 31,641,965 shares of the Company's Common Stock were outstanding. No shares of any other class of stock were outstanding. Only shareholders of record on such date are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Each shareholder of record is entitled to one vote for each share held on all matters to come before the Annual Meeting and at any adjournment thereof.

     Except as otherwise indicated, the following table sets forth information as of March 31, 2000 with respect to the beneficial ownership of the Company's Common Stock by each person who is known by the Company to beneficially own more than 5% of the Company's Common Stock, each director of the Company, each nominee for election to the Board of Directors, each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group. Except as otherwise indicated, beneficial ownership includes both voting and investment power with respect to the shares shown.

                                                              AMOUNT AND
                                                              NATURE OF
                    NAME AND ADDRESS OF                       BENEFICIAL    PERCENT OF
                      BENEFICIAL OWNER                        OWNERSHIP       CLASS
------------------------------------------------------------  ----------    ----------
Wellington Management Company, LLP(1).......................  3,361,650        10.7%
  75 State Street
  Boston, MA 02109
Nicholas-Applegate Capital Management(2)....................  2,213,575         7.0%
  600 West Broadway, 29th Floor
  San Diego, Ca 92101
Julius Jensen III(3)........................................    144,821           *
Pearson C. Cummin III(4)....................................    106,763           *
Peter L. Harris(4)..........................................     74,252           *
Sally Frame Kasaks(5).......................................     25,265           *
Greg H. Weaver(6)...........................................    947,869         3.0%
Timothy M. Harmon(7)........................................    494,439         1.6%
Carl W. Womack(8)...........................................    210,087           *
Mark A. Hoffman.............................................      2,500           *
Michael J. Scandiffio.......................................      3,700           *
All directors and executive officers as a group (9
  persons)(9)...............................................  2,009,696         6.2%

---------------
 *  Less than one percent.

(1) Share ownership for Wellington Management Company, LLP as of February 29, 2000 and was obtained from a Schedule 13G, dated March 10, 2000, filed with the Securities and Exchange Commission. Wellington Management Company, LLP has shared voting power with respect to 2,387,200 and shared dispositive power with respect to 3,361,650 shares.

(2) Share ownership for Nicholas-Applegate Capital Management as of December 31, 1999 and was obtained from a Schedule 13G, dated February 11, 2000, filed with the Securities and Exchange Commission. Wellington Management Company, LLP has sole voting power with respect to 1,985,475 and sole dispositive power with respect to 2,213,575 shares.

(3) Includes 38,969 shares of Common Stock which may be acquired upon exercise of stock options which are presently exercisable or will become exercisable within 60 days of March 31, 2000.

(4) Includes 74,252 shares of Common Stock which may be acquired upon exercise of stock options which are presently exercisable or will become exercisable within 60 days of March 31, 2000.

(5) Includes 22,265 shares of Common Stock which may be acquired upon exercise of stock options which are presently exercisable or will become exercisable within 60 days of March 31, 2000.

(6) Includes 526,269 shares of Common Stock which may be acquired upon exercise of stock options which are presently exercisable or will become exercisable within 60 days of March 31, 2000.

(7) Includes 324,781 shares of Common Stock which may be acquired upon exercise of stock options which are presently exercisable or will become exercisable within 60 days of March 31, 2000.

(8) Includes 69,675 shares of Common Stock which may be acquired upon exercise of stock options which are presently exercisable or will become exercisable within 60 days of March 31, 2000.

(9) Includes 1,130,463 shares of Common Stock which may be acquired upon exercise of stock options which are presently exercisable or will become exercisable within 60 days of March 31, 2000.

                             ELECTION OF DIRECTORS

     The Company's Bylaws provide that the authorized number of directors of the Company shall be not less than five nor more than nine until changed by amendment of the Articles of Incorporation or by a Bylaw duly adopted by approval of the outstanding shares. The exact number of directors shall be fixed by amendment of the Bylaws duly adopted either by the Board of Directors or the shareholders. The exact number of authorized directors as of the date of this Proxy Statement is five.

     Five directors will be elected at the 2000 Annual Meeting of Shareholders for a term of one year and until their successors shall have been duly elected and qualified. For the purpose of electing directors, each shareholder is entitled to one vote per share for each of the five directors to be elected. The candidates receiving the highest number of votes will be elected.

     The accompanying proxies solicited by the Board of Directors will be voted for the election of the five nominees named below, unless the proxy card is marked to withhold authority to vote. Each nominee is presently a member of the Company's Board of Directors and each nominee was previously elected to the present term of office by the shareholders of the Company.

     The nominees for election as directors are:
               Greg H. Weaver
               Julius Jensen III
               Pearson C. Cummin III
               Peter L. Harris
               Sally Frame Kasaks

     If any of the nominees should become unavailable for election to the Board of Directors, the persons named in the proxy or their substitutes shall be entitled to vote for a substitute to be designated by the Board of Directors. Alternatively, the Board of Directors may reduce the number of directors. The Board of Directors has no reason to believe that it will be necessary to designate a substitute nominee or reduce the number of directors.

     In the election of directors, shares present but not voting will be disregarded (except for quorum purposes) and the nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by those shares will be elected and votes cast against a candidate or votes withheld will have no legal effect. Any unmarked proxies, including those submitted by brokers or nominees, will be voted as indicated in the accompanying proxy card. Cumulative voting will not apply.

NOMINEES

     The following table provides information regarding each nominee for election to the Board of Directors. The ages shown are as of April 12, 2000.

                                                                                                     DIRECTOR
            NAME AND AGE               BUSINESS EXPERIENCE DURING LAST FIVE YEARS AND DIRECTORSHIPS   SINCE
            ------------               ------------------------------------------------------------  --------
Greg H. Weaver (46)                    Chief Executive Officer since October 1996, Chairman of the     1996
                                       Board since November 1997 and a director since February
                                       1996. Mr. Weaver served as President and Chief Executive
                                       Officer from October 1996 to November 1997, as President and
                                       Chief Operating Officer from February 1996 to October 1996 and as Chief Operating Officer and Executive Vice President
                                       from October 1994 to February 1996. Mr. Weaver also served as Executive Vice President, Senior Vice President and as
                                       Vice President since he joined the Company in July 1987.
Julius Jensen III (66)                 General partner of Copley Venture Partners, a venture           1988
                                       capital investment firm, since 1985. Director of Natural
                                       Wonders, Inc.
Pearson C. Cummin III (57)             General partner of Consumer Venture Partners, a venture         1988
                                       capital investment firm, since January 1986. Director of
                                       Natural Wonders, Inc. and Director of The Boston Beer
                                       Company.
Peter L. Harris (56)                   Chairman, Chief Executive Officer and President of The          1994
                                       Picture People, Inc., a mall-based entertainment retail
                                       chain selling portraits and picture-related products, since
                                       August 1995. Previously, Chairman of Accolade, Inc., a
                                       publisher of interactive entertainment software, from May
                                       1994 to January 1996, and Chief Executive of Accolade, Inc.
                                       from May 1994 to June 1995. President and Chief Executive
                                       Officer of F.A.O. Schwarz from 1985 to 1992 and President of
                                       Gemco Department Stores from 1980 to 1984. Director of The
                                       Stride Rite Corporation and Egghead, Inc.
Sally Frame Kasaks (55)                Business consultant since January 1997. Previously, Chairman    1997
                                       and Chief Executive Officer of Ann Taylor Stores, Inc., a
                                       specialty apparel retailer, where she was employed from
                                       February 1992 to August 1996. President and Chief Executive
                                       Officer of Abercrombie and Fitch, which was a specialty
                                       apparel retailing division of The Limited, Inc., from
                                       February 1989 to February 1992. Chairman and Chief Executive
                                       Officer of The Talbots, Inc., which was a specialty apparel retailing division of General Mills Co., from November 1985 to September 1988. Director of Cortefiel, S.A., The White
                                       House, Inc. and Tuesday Morning, Inc.

                 BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

COMPENSATION OF DIRECTORS

     During the fiscal year ended January 30, 2000 ("fiscal 1999"), non-employee directors of the Company were paid a fee of $2,000 for each meeting attended of the Board of Directors and were reimbursed for expenses incurred in attending meetings of the Board of Directors. In addition, non-employee directors of the Company were paid a fee of $500 for each telephonic meeting of the Board of Directors that they participated in. During fiscal 1999, each non-employee director of the Company received a stock option to purchase 9,000 shares of Common Stock.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has an Audit Committee, currently consisting of Mr. Jensen, Ms. Kasaks and Mr. Cummin, and a Compensation Committee, currently consisting of Messrs. Jensen, Cummin and Harris. The primary responsibility of the Audit Committee is to review the scope of audit and non-audit assignments and internal auditing procedures and the adequacy of internal controls. The Audit Committee meets with management and the Company's independent public accountants. The Audit Committee met one time during fiscal 1999. The primary responsibility of the Compensation Committee is to establish compensation and incentives for the Company's executive officers and to administer the Company's incentive compensation and benefit plans, including the Company's 1992 Stock Award Plan, the Company's 1999 Stock Award Plan (together, the "Stock Award Plans"), the Pacific Sunwear of California, Inc. Executive Deferred Compensation Plan (the "Executive Deferred Compensation Plan") and the Pacific Sunwear of California, Inc. Incentive Compensation Plan (the "Incentive Compensation Plan"). The Compensation Committee met once telephonically and took action by written consent eight times during fiscal 1999.

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

     During fiscal 1999, the Board of Directors met seven times (two of such meetings were telephonic), and twice took action by written consent. No director attended fewer than 75% of the aggregate number of meetings held by the Board of Directors and the Committees of the Board of Directors on which such director served.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF EXECUTIVE COMPENSATION

     The following table sets forth all compensation paid to or earned by the named executive officers for fiscal 1999 and for the fiscal years ended January 31, 1999 ("fiscal 1998") and February 1, 1998 ("fiscal 1997").

                           SUMMARY COMPENSATION TABLE

                                                                  LONG TERM COMPENSATION
                                                                          AWARDS
                                                 ANNUAL          ------------------------
                                             COMPENSATION(1)     RESTRICTED    SECURITIES
                                           -------------------     STOCK       UNDERLYING
            NAME AND                        SALARY     BONUS       AWARDS       OPTIONS         ALL OTHER
       PRINCIPAL POSITION          YEAR      ($)        ($)         ($)           (#)       COMPENSATION($)(2)
       ------------------          ----    --------   --------   ----------    ----------   ------------------
Greg H. Weaver...................  1999    $609,600   $840,000   $1,190,150(3)  200,000          $31,846
  Chairman of the Board and        1998     509,600    600,000           --     225,000           32,965
  Chief Executive Officer          1997     434,908    478,125           --     225,000           27,287
Timothy M. Harmon................  1999    $407,800   $375,200           --      60,000          $20,917
  President and Chief              1998     332,800    261,300           --      75,000           21,182
  Merchandising Officer            1997     265,550    193,125           --     168,750           16,821
Mark A. Hoffman..................  1999(4) $220,185   $202,031           --     112,500          $ 8,000
  Chief Operating Officer          1998          --         --           --          --               --
                                   1997          --         --           --          --               --
Michael J. Scandiffio............  1999(4) $178,000   $150,000           --      75,000          $ 5,500
  Executive Vice President of      1998          --         --           --          --               --
  Merchandising                    1997          --         --           --          --               --
Carl W. Womack...................  1999    $266,000   $169,000           --      50,000          $14,436
  Senior Vice President,           1998     246,000    108,000           --      45,000           16,270
  Chief Financial Officer and      1997     223,692    163,125           --      50,625           14,727
  Secretary

---------------
(1) The annual compensation reported does not include the value of certain perquisites which in the aggregate did not exceed the lesser of either $50,000 or 10 percent of the total of annual salary and bonus reported for the named executive.

(2) Amounts shown for all individuals except Mr. Weaver represent contributions by the Company to the Company's Employee Savings Plan (401(k)) and Executive Deferred Compensation Plan. The amounts shown for Mr. Weaver in each of 1999, 1998 and 1997 include contributions by the Company to such plans and in each of 1999, 1998 and 1997 an annual premium of $1,670 was paid with respect to a term life insurance policy purchased for the benefit of Mr. Weaver. The amounts contributed to the plans are subject to vesting requirements.

(3) On September 17, 1999, Mr. Weaver was granted a restricted stock award covering 50,000 shares of Common Stock at a price of $0.01 per share. The closing price of the Company's Common Stock on that date was $23.813. Such shares vest in four equal annual installments, subject to the attainment of certain cumulative earnings per share growth targets, beginning on September 17, 2001. The value of such restricted stock at the end of fiscal 1999 based on the closing price of $26.19 for the Company's Common Stock on January 30, 2000, net of consideration paid by Mr. Weaver, was $1,309,000.

(4) Messrs. Hoffman and Scandiffio joined the Company in June 1999 and August 1999, respectively.

SUMMARY OF OPTION GRANTS

     The following table sets forth certain information with respect to grants of stock options during fiscal 1999 to the named executive officers of the Company.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                INDIVIDUAL GRANTS
                               ----------------------------------------------------
                                            PERCENTAGE OF
                               NUMBER OF        TOTAL                                  POTENTIAL REALIZABLE VALUE
                               SECURITIES      OPTIONS                                 AT ASSUMED ANNUAL RATES OF
                               UNDERLYING    GRANTED TO                               STOCK PRICE APPRECIATION FOR
                                OPTIONS     EMPLOYEES IN     EXERCISE                          OPTION TERM
                                GRANTED        FISCAL         PRICE      EXPIRATION   -----------------------------
            NAME                 (#)(1)         YEAR        ($/SH)(2)       DATE          5%($)          10%($)
            ----               ----------   -------------   ----------   ----------   -------------   -------------
Greg H. Weaver...............   200,000         24.4%         $23.81      09/17/09     $2,995,174      $7,590,358
Timothy M. Harmon............    60,000          7.3%          23.81      09/17/09        898,552       2,277,107
Mark A. Hoffman..............   112,500         13.8%          22.44      06/21/09      1,587,468       4,022,955
Michael J. Scandiffio........    50,000          6.1%          25.75      08/02/09        809,702       2,051,944
                                 25,000          3.1%          23.81      09/17/09        374,397         948,795
                                -------         ----                                   ----------      ----------
                                 75,000          9.2%                                   1,184,099       3,000,739
Carl W. Womack...............    50,000          6.1%          23.81      09/17/09        748,793       1,897,589

---------------
(1) All of such options were granted under the Stock Award Plans for a term of 10 years, subject to earlier termination in certain events related to termination of employment. Acceleration of the exercisability of the options may occur under certain circumstances, including a change in control of the Company. Options begin vesting one year after the grant date. On the initial vesting date, 25% of the options vest and, thereafter, options continue to vest at the rate of 2.08% each calendar month.

(2) The exercise price and tax withholding obligations, if any, related to exercise may be paid by delivery of already owned shares and by offset of the underlying shares, respectively, subject in each case to certain conditions.

SUMMARY OF OPTIONS EXERCISED

     The following table provides information with respect to the exercise of stock options during the most recently completed fiscal year by the named executive officers of the Company together with the fiscal year-end value of unexercised options.

              AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                             NUMBER OF SECURITIES
                                                                  UNDERLYING             VALUE OF UNEXERCISED
                                 SHARES                       UNEXERCISED OPTIONS        IN-THE-MONEY OPTIONS
                               ACQUIRED ON      VALUE        AT FISCAL YEAR-END(#)     AT FISCAL YEAR-END(1)($)
                                EXERCISE     REALIZED(1)   -------------------------   -------------------------
            NAME                   (#)           ($)       EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
            ----               -----------   -----------   -------------------------   -------------------------
Greg H. Weaver...............     88,593     $1,689,434         464,257/515,335          $8,161,625/$4,896,096
Timothy M. Harmon............    100,000      2,705,572         292,184/215,842           5,480,265/ 2,421,860
Mark A. Hoffman..............         --             --               0/112,500                   0/   421,931
Michael J. Scandiffio........         --             --               0/ 75,000                   0/    81,275
Carl W. Womack...............    170,000      3,394,704          55,964/112,231             841,195/   995,055

---------------
(1) Market value of the securities underlying the "in-the-money" options at exercise date or year-end, as the case may be, minus the exercise price of such options.

SEVERANCE AGREEMENTS AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company and Mr. Weaver are parties to an Amended and Restated Employment Agreement, as amended (the "Employment Agreement"), pursuant to which Mr. Weaver is entitled to (i) a base salary of $700,000 per year, subject to a minimum annual adjustment equal to the greater of the increase in the Consumer Price Index or five percent (5%), (ii) an annual bonus equal to a percentage of his base salary based upon the achievement of financial performance criteria to be established by the Company in consultation with Mr. Weaver and (iii) certain other benefits, including a car allowance of $800 per month. The Employment Agreement is renewed automatically each January 15 for one year unless the Company provides 60 days notice of its intention not to renew. If the Company gives a 60 day notice or if Mr. Weaver is terminated without cause, Mr. Weaver shall be entitled to his then annual salary for a period of one year following the effective date of his termination and a pro rata portion of any bonus to which he would otherwise be entitled. Mr. Scandiffio, Mr. Hoffman, Mr. Harmon and Mr. Womack are parties to severance agreements dated as of August 2, 1999, June 21, 1999, October 27,1997 and February 6, 1996, respectively, which cover severance and bonus payments in the event of termination. Mr. Scandiffio, Mr. Hoffman and Mr. Harmon shall each be entitled to his then annual salary for a period of nine months if terminated without cause and Mr. Womack shall be entitled to his then annual salary for a period of six months if terminated without cause, and each shall also be entitled to a pro-rata portion of any bonus to which he would otherwise be entitled if terminated in the fourth quarter of any fiscal year.

     The Stock Award Plans and the Executive Deferred Compensation Plan provide for acceleration of the vesting of awards granted thereunder and Company contributions credited thereunder, respectively, upon the occurrence of certain events. Under the Stock Award Plans, in the event the shareholders of the Company approve the dissolution or liquidation of the Company, certain mergers or consolidations, or the sale of substantially all of the business assets of the Company (a "Change in Control"), unless prior to such event the Board of Directors determines that there shall be either no acceleration or limited acceleration of awards, each option and related stock appreciation right shall become immediately exercisable, restricted stock shall immediately vest and the number of shares covered by each performance share award shall be issued to the participant. Under the Executive Deferred Compensation Plan, in the event of a Change in Control, unless prior to such event the Board of Directors determines that there shall be either no acceleration of vesting of Company contributions or immediate payout of account balances, Company contribution amounts shall immediately vest and there shall be immediate payout of account balances to participants. In addition, the Incentive Compensation Plan provides that, if a Change in Control occurs and the plan cannot be continued in its current form because of the nature of the event, awards outstanding under such plan will be paid on a pro rata basis based on the number of days in the applicable performance period that occurred prior to the event and assuming the maximum performance threshold(s) had been attained.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee consists of Julius Jensen III, Pearson
C. Cummin III and Peter L. Harris. No member of the Compensation Committee is either an officer or employee of the Company.

     THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH THAT APPEARS IMMEDIATELY AFTER SUCH REPORT SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

                      REPORT OF THE COMPENSATION COMMITTEE

To: The Board of Directors

     As members of the Compensation Committee, we are responsible for administering the Company's incentive plans, including the Stock Award Plans and the Incentive Compensation Plan. In addition, we review compensation levels of members of senior management, evaluate the performance of senior management and consider management succession and related matters. The Compensation Committee reviews compensation for the executive officers of the Company with the Board. The Compensation Committee is comprised entirely of non-employee directors.

OVERALL COMPENSATION POLICIES

     The primary compensation policy of the Company, which is endorsed by the Compensation Committee, is that a significant portion of the compensation of each executive officer should be based upon the financial performance of the Company and the contribution to that performance made by the executive officer. Thus, a significant portion of the compensation for each executive officer is "at risk." The Company and the Compensation Committee also believe that executive compensation should serve to attract and retain key employees and provide them with incentives to assist the Company in achieving strategic and financial goals that ultimately enhance the value of the Company's stock. To further these goals, the Company's compensation structure for executive officers has three components:

     - Long-Term Incentive Awards

     - Annual Bonus

     - Base Salary

     The awards, bonus, and base salary for the Company's Chief Executive Officer are determined and approved by the Compensation Committee. The awards, bonus, and base salary for the other executive officers of the Company are recommended by the Chief Executive Officer, subject to review, adjustment, and approval by the Compensation Committee.

     LONG-TERM INCENTIVE AWARDS. The Company from time to time provides long-term incentives to key employees through the grant of stock option and restricted stock awards under the Stock Award Plans. These long-term incentives are designed to couple the interests of key employees with those of shareholders in that the potential realizable value of the awards is directly related to the future value of the Company's stock.

     The Compensation Committee's current philosophy is that the Company should grant stock options to executive officers upon initial employment and on an annual basis thereafter, and that stock options should constitute the majority of an executive's long-term incentives. Stock options typically vest over a four-year period.

     The Compensation Committee also may grant restricted stock awards from time to time. Currently, there is no program of annual restricted stock grants. In fiscal 1999, the Compensation Committee only granted one restricted stock award to an executive officer (the award granted to Mr. Weaver, the Company's Chief Executive Officer, which is described in more detail below under "Compensation of Chief Executive Officer").

     ANNUAL BONUS. Annual bonuses allow the Company to recognize individual performance and contributions to the Company on an annual basis. Annual bonuses for fiscal 1999, other than for Mr. Weaver, were determined by the Compensation Committee in its discretion based on the factors described below. Mr. Weaver's bonus was structured and paid under the Company's Incentive Compensation Plan, which is also generally described below. While the Compensation Committee generally prefers to retain absolute discretion to determine annual bonuses based on Company and individual performance, Mr. Weaver's bonus was structured under the Incentive Compensation Plan for tax reasons, as described below under "Tax Treatment."

     Annual bonuses for fiscal 1999 were paid to the Company's officers (other than Mr. Weaver) based on the percentage of budgeted earnings achieved by the Company. Bonuses for the Company's senior managers were based both on the Company's earnings and a subjective evaluation of individual job performance and achievement without regard to earnings. The named executive officers of the Company (other than Mr. Weaver) were awarded bonuses in the aggregate amount of $896,231, ranging from 64% to 92% of their respective base salaries, for services rendered in fiscal 1999.

     The Incentive Compensation Plan permits the payment of awards in stock as well as cash, is administered by the Compensation Committee, and provides for performance-based bonuses. Under the plan, the Compensation Committee establishes (1) one or more specific performance targets that must be achieved during a specified performance period in order for a bonus to become payable, and (2) the formula for calculating the amount of the bonus if the performance targets are achieved. The Compensation Committee granted Mr. Weaver an award under the Incentive Compensation Plan for fiscal 1999. That award is described in more detail below under "Compensation of Chief Executive Officer."

     BASE SALARY. The base salary for Mr. Weaver is determined by the Compensation Committee and described in more detail below. The Compensation Committee determines base salaries for the Company's other executive officers, as well as changes in such salaries, based upon recommendations of the Chief Executive Officer. Base salaries are determined based on factors such as length of service and a subjective determination of past performance and expected future contributions. The Compensation Committee does not, in determining the level of compensation to be paid to any executive, conduct any formal survey of the compensation paid by other public retailing companies but has from time to time reviewed publicly available compensation information of public retailing companies.

     TAX TREATMENT. The Compensation Committee considers the anticipated tax treatment to the Company of the compensation and benefits paid to the executive officers of the Company in light of Section 162(m) of the Internal Revenue Code of 1986, as amended. Section 162(m) generally disallows a tax deduction to a public corporation for compensation in excess of $1,000,000 paid during a year to its chief executive officer or to one of its four other most highly compensated officers. However, Section 162(m) exempts qualifying "performance based" compensation from the $1,000,000 limit.

     While striving to satisfy the Company's goal of linking a significant portion of each executive officer's compensation to the financial performance of the Company, the Compensation Committee also strives to provide each executive officer with a compensation package that will preserve the Company's tax deduction for such compensation. In that regard, the stock options and restricted stock awarded to the Company's executive officers are intended to be qualified "performance based" compensation for purposes of Section 162(m). Bonuses granted and paid in accordance with the terms of the Incentive Compensation Plan also are intended as "performance based" compensation for this purpose. The Compensation Committee structured Mr. Weaver's bonus opportunity for fiscal 1999, as well as his bonus opportunity for fiscal 2000, under the Incentive Compensation Plan to help ensure that they are fully deductible. Other executives' bonuses have not been structured under the Incentive Compensation Plan because their compensation has been within the limits of Section 162(m). However, bonus opportunities for other executives may in the future be structured under the Incentive Compensation Plan if the Compensation Committee determines that it is advisable in the circumstances.

     The Compensation Committee and the Board may authorize non-deductible compensation in such circumstances as they deem appropriate. Because of ambiguities and uncertainties in Section 162(m), no assurances can be given that compensation intended by the Company to be "performance based" within the meaning of Section 162(m) will in fact be deductible by the Company.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     In connection with his appointment as the Company's Chief Executive Officer in September 1996, the Company entered into an employment agreement with Mr. Weaver. The employment agreement was amended and restated on November 3, 1997. Under the employment agreement, Mr. Weaver is entitled to a base salary that is subject to a minimum annual increase. The aggregate base salary payments made to

Mr. Weaver in fiscal 1999 were $600,000. In January 2000, the Company increased Mr. Weaver's annual base salary to $700,000.

     In September 1999, the Company granted Mr. Weaver a stock option covering 200,000 shares of Common Stock at an exercise price of $23.81 per share, and a restricted stock award covering 50,000 shares of Common Stock at a purchase price of $0.01 per share. The stock option is scheduled to vest over four years. The vesting of the restricted stock award is contingent on the Company's attainment of cumulative earnings per share growth targets.

     In accordance with his employment agreement, Mr. Weaver also is entitled to an annual bonus opportunity based on the Company's performance. Mr. Weaver was granted a bonus opportunity for fiscal 1999 under the Incentive Compensation Plan. The vesting and payment of the bonus was conditioned on the Company's attainment of earnings per share targets during fiscal 1999. The Compensation Committee confirmed, following the close of fiscal 1999, the earnings target achieved by the Company for this purpose and determined that Mr. Weaver was entitled to a bonus of $840,000 in accordance with his award. Mr. Weaver's bonus opportunity for fiscal 2000 has also been structured under the Incentive Compensation Plan and is again based on the Company's attainment of earnings growth targets.

     The increase to Mr. Weaver's base salary was greater than the minimum increase required by his employment agreement. The Compensation Committee determined that the greater increase, as well as the other awards described above, were appropriate based on the Compensation Committee's subjective evaluation of the continuing role of Mr. Weaver as Chief Executive Officer in the financial performance of the Company during fiscal 1999 and the achievement of several strategic objectives, including the opening of 111 stores, the relocation/expansion of 31 stores, the continued development of d.e.m.o., the Company's new retail concept, the development of a web site that sells merchandise over the Internet, and improved financial results. The incentive awards and bonus opportunity granted to Mr. Weaver also further the Company's policy that a significant portion of his compensation be based upon the financial performance of the Company. The restricted stock award, by virtue of its vesting schedule, also directly links Mr. Weaver's long-term incentives to the Company's continued earnings growth. The Compensation Committee determined that this award was appropriate because earnings growth is not necessarily directly reflected in the Company's stock price, because the continued success of the Company is based (in part) on continued growth, and because of the key role that Mr. Weaver plays in the Company's growth.

     The Compensation Committee expects that the compensation paid to Mr. Weaver for 1999 will be fully deductible.

CONCLUSION

     The Compensation Committee has reviewed each element of compensation for each of the executive officers for fiscal 1999. The Compensation Committee reported to the Board of Directors that in the Compensation Committee's opinion, the compensation of each executive officer is reasonable in view of the Company's performance and the Compensation Committee's subjective evaluation of the contribution of each executive officer to that performance.

                                          COMPENSATION COMMITTEE
                                          Julius Jensen III
                                          Pearson C. Cummin III
                                          Peter L. Harris

March 31, 2000

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the percentage change in the cumulative total return on the Company's Common Stock with the cumulative total return of the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies)("Nasdaq Market Index") and the CRSP Total Return Industry Index for Nasdaq Retail Trade Stocks ("Retail Index") for the period commencing on January 29, 1995(1) and ending on January 30, 2000.

COMPARISON OF CUMULATIVE TOTAL RETURN FROM JANUARY 29, 1995 THROUGH JANUARY 30,
                                    2000(1)

                                                     PACIFIC SUNWEAR           NASDAQ MARKET INDEX            RETAIL INDEX
                                                     ---------------           -------------------            ------------
01/29/95                                                   100                         100                         100
02/04/96                                                    61                         146                         113
02/02/97                                                   279                         190                         140
02/01/98                                                   454                         224                         163
01/31/99                                                   599                         350                         199
01/30/00                                                   930                         537                         166

---------------
(1) The Company's 1994 and 1999 fiscal years ended on January 29, 1995 and January 30, 2000, respectively.

(2) Assumes $100.00 was invested on January 29, 1995 in the Company's Common Stock at the closing price on that date of $2.81 per share and at the closing sales price for each index on that date and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

                                 OTHER MATTERS

     Management does not know of any other matters to be presented at the Annual Meeting of Shareholders, but should any other matters requiring a vote of shareholders arise, including a question of adjourning the meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment.

     UPON REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JANUARY 30, 2000 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED TO ANY SHAREHOLDER WITHOUT CHARGE BY THE COMPANY. ANY SHAREHOLDER DESIRING A COPY SHOULD WRITE TO THE COMPANY AT THE ADDRESS SET FORTH IN THE COVER PAGE OF THE PROXY STATEMENT, ATTENTION: CARL W. WOMACK, SECRETARY.

                             SHAREHOLDER PROPOSALS

     Shareholder proposals intended to be presented at the 2001 Annual Meeting of Shareholders of the Company must be received by December 18, 2000 for inclusion in the Company's 2001 Proxy Statement. In addition, the Company's Bylaws establish an advance notice procedure with regard to certain matters, including shareholder proposals not included in the Company's Proxy Statement, to be brought before an annual meeting of shareholders. In general, notice must be received by the Secretary of the Company at the Company's principal executive office not less than 15 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting unless less than 25 days notice or prior public disclosure of the date scheduled for the meeting is given or made, in which event notice by the shareholder to be timely must be delivered or received not later than the close of business on the tenth day following the earlier of (i) the day on which such notice of the date of the scheduled annual meeting was mailed or (ii) the day on which such public disclosure was made. The shareholder's notice to the Secretary of the Company must set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, including the names of nominees for election to the Board of Directors, if any, (ii) the name and address, as they appear in the Company's books, of the shareholder proposing such business and any other shareholders known by such shareholder to be supporting such proposal, (iii) the class and number of shares of the Company's stock that are beneficially owned by the shareholder on the date of such shareholder notice, and by other shareholders known by such shareholder to be supporting such proposal on the date of such shareholder notice, and (iv) any financial interest of the shareholder in such proposal. If the presiding officer at the annual meeting determines that a shareholder proposal is not made in accordance with the terms described above, the presiding officer shall so declare at the annual meeting, the proposal shall be deemed by the presiding officer to be improperly before the shareholders and the proposal shall not be acted upon at the annual meeting.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Except as follows, to the Company's knowledge, based solely on its review of copies of reports furnished to the Company and written representations that no other reports were required, during fiscal 1999, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were satisfied. One Form 4 for Mark Hoffman disclosing a purchase of shares of the Company's common stock was inadvertently not filed on a timely basis.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     A representative of Deloitte & Touche LLP, the independent auditors of the Company, will be in attendance at the Annual Meeting, able to make a statement if he or she so desires, and available to respond to appropriate questions.

                      PACIFIC SUNWEAR OF CALIFORNIA, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                OF THE COMPANY FOR ANNUAL MEETING, MAY 24, 2000

    The undersigned, a shareholder of PACIFIC SUNWEAR OF CALIFORNIA, INC., a California corporation (the "Company"), acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders, the accompanying Proxy Statement and the Annual Report to Shareholders for the year ended January 30, 2000; and, revoking any proxy previously given, hereby constitutes and appoints Greg H. Weaver and Carl W. Womack, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to vote the shares of Common Stock of the Company standing in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held at the principal executive offices of the Company located at 5200 E. La Palma Avenue, Anaheim, California 92807 on Wednesday, May 24, 2000 at 9:00 a.m. local time, and at any adjournment thereof, on all matters coming before said meeting.

    The Board of Directors recommends a vote FOR Item 1

    1. ELECTION OF DIRECTORS: Greg H. Weaver
                  Julius Jensen III
                  Pearson C. Cummin III
                  Peter L. Harris
                  Sally Frame Kasaks

    FOR ALL NOMINEES [ ] WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES [ ] (AUTHORITY TO VOTE FOR ANY NOMINEE NAMED MAY BE WITHHELD BY LINING THROUGH THAT
                                NOMINEE'S NAME.)

    2. In their discretion, upon any other matters as may properly come before the meeting or at any adjournment thereof.

                   (continued and to be signed on other side)

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. IF ANY NOMINEE BECOMES UNAVAILABLE FOR ANY REASON, THE PERSONS NAMED AS PROXIES SHALL VOTE FOR THE ELECTION OF SUCH OTHER PERSON AS THE BOARD OF DIRECTORS MAY PROPOSE TO REPLACE SUCH NOMINEE.


                                                      Dated               , 2000

                                                      Dated               , 2000

                                                      --------------------------
                                                       Signature of Shareholder

                                                      --------------------------
                                                       Signature of Shareholder

                                                      This Proxy must be signed
                                                      exactly as your name
                                                      appears hereon. Executors,
                                                      administrators, trustees,
                                                      etc., should give full
                                                      title, as such. If the
                                                      shareholder is a
                                                      corporation, a duly
                                                      authorized officer should
                                                      sign on behalf of the
                                                      corporation and should
                                                      indicate his or her title.

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.